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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4, No. 333-107100) of American Financial Group, Inc. for the registration of its common stock and to the incorporation by reference therein of our reports dated February 19, 2003, with respect to the financial statements and schedules of American Financial Group, Inc. and American Financial Corporation included in their respective Annual Reports (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Cincinnati, Ohio
September 10, 2003